Exhibit 99.1

BlockchAIn Digital Infrastructure, Inc. Completes Corporate Name Change to AIB Data Centers Inc.

Corporate Rebranding Reflects the Company’s Strategic Focus on AI and High-Performance Computing Infrastructure

Company Recently Completed $63 Million Public Offering to Support Growth Strategy Across AI Data Center Infrastructure

NEW YORK, June 26, 2026 -- AIB Data Centers Inc. (NYSE American: AIB) (“AIB” or the “Company”), a developer and operator of digital infrastructure focused on artificial intelligence (“AI”) workloads, today announced its corporate name change from BlockchAIn Digital Infrastructure, Inc. to AIB Data Centers Inc., effective June 25, 2026.

The Company’s common stock will continue to trade on the NYSE American under the ticker symbol “AIB,” and is expected to begin trading under the new corporate name today.

The new name reflects the Company’s evolution from its historical roots in digital asset infrastructure toward its current strategy of developing and operating next-generation data center infrastructure designed to support AI, high-performance computing (“HPC”), and other advanced computing applications. The name change caps a period of significant momentum for the Company, which recently completed a public offering for aggregate gross proceeds of approximately $63.25 million, including the full exercise of the underwriter’s option to purchase additional shares, providing additional capital to support its growth strategy as it advances its flagship campus and pursues additional opportunities across the AI data center ecosystem.

“Completing our transition to AIB Data Centers marks an important milestone in our Company’s transformation,” said Jerry Tang, Chief Executive Officer of AIB Data Centers. “Our new name reflects who we are today and the strategy we are executing by developing critical infrastructure for the next generation of AI and high-performance computing workloads. With a strengthened balance sheet and a clear strategic focus, we believe AIB Data Centers is well positioned pursue additional opportunities across the AI data center ecosystem.”

The name change does not affect the Company’s corporate structure, management team, board of directors, operations, or strategic priorities. Stockholders are not required to take any action in connection with the name change.

In connection with the rebranding, the Company has refreshed its corporate identity and website. Investors, customers, and other stakeholders are encouraged to visit the Company’s website at www.aib.us to learn more about its strategy, operations, and latest developments.

About AIB Data Centers

AIB Data Centers Inc. is a developer and operator of digital infrastructure focused on AI hosting and high-performance computing workloads. The Company’s platform combines access to reliable, scalable power resources with modular infrastructure deployment designed to accelerate the development of next-generation compute capacity.

For more information, visit https://www.aib.us/.

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology and include, but are not limited to, the intended use of proceeds from the public offering, statements regarding the planned conversion of CLT-01 from data mining to AI and HPC data center capacity, the expected benefits of the Electric Service Agreement, the anticipated availability and timing of utility load under the agreement, the planned site transition and incremental data hall capacity, the Company’s ability to attract and contract with additional AI and HPC customers, and the Company’s growth and development pipeline. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of AIB’s management and are not predictions of actual performance. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, including without limitation, the performance of the utility counterparty under the Electric Service Agreement, delays in permitting and regulatory approvals, utility interconnection and energization timing, tariff and rate changes, equipment availability, supply chain conditions, contractor performance, site transition execution, the ability to attract and retain key personnel to manage the business effectively, competition from existing or new offerings that may emerge, and broader market and economic conditions. These risks, uncertainties and other factors are described more fully in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”). These risks, uncertainties and other factors are, in some cases, beyond the Company’s control and could materially affect results. If one or more of these risks, uncertainties or other factors become applicable, or if these underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware, except as required under applicable law.

Investor Relations

Chris Tyson

Executive Vice President

MZ Group - MZ North America

Phone: (949) 491-8235

AIB@mzgroup.us

www.mzgroup.us